UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 29, 2011, CDW Escrow Corporation (the “Escrow Issuer”), CDW LLC (“CDW”) and CDW Finance Corporation (“CDW Finance,” and together with CDW, the “Co-Obligors”) entered into a purchase agreement (the “Purchase Agreement”) among the Escrow Issuer, the Co-Obligors, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Escrow Issuer has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Escrow Issuer, $725,000,000 in aggregate principal amount of 8.5% senior notes due 2019 (the “Notes”). Upon satisfaction or waiver of the condition for the release of the Notes from escrow, all or a portion of the Notes will be assumed by the Co-Obligors. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Escrow Issuer, the Co-Obligors and the guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on April 13, 2011, subject to customary closing conditions, and all or a portion of the Notes are expected to be assumed by the Co-Obligors and/or redeemed by the Escrow Issuer as of that date.

Item 8.01.	Other Events.

Pricing of Notes Offering

In connection with the execution of the Purchase Agreement, on March 29, 2011, CDW Corporation (the “Company”) issued a press release announcing that the Escrow Issuer has priced an offering of $725,000,000 in aggregate principal amount of the Notes at par in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the press release announcing the pricing of the Notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Modifications to Terms of Tender Offer and Consent Solicitation

On March 29, 2011, the Company announced that, in connection with the previously announced cash tender offer and consent solicitation by the Co-Obligors for all of the Co-Obligors’ outstanding $890,000,000 aggregate principal amount of 11.00% Senior Exchange Notes due 2015 and all of the Co-Obligors’ outstanding $316,974,000 aggregate principal amount of 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015, pursuant to the Co-Obligors’ Offer to Purchase and Consent Solicitation Statement, dated as of February 22, 2011, and as subsequently amended, the Co-Obligors are extending the expiration date of the tender offer and amending certain other terms of the tender offer and consent solicitation. A copy of the press release announcing modifications to the terms of the tender offer and consent solicitation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Senior Secured Note Supplemental Indenture

Also on March 29, 2011, the Company, the Co-Obligors, certain wholly owned guarantors named therein and U.S. Bank National Association, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture dated as of December 17, 2010 governing the Co-Obligors’ 8% Senior Secured Notes due 2018.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Secured Note Supplemental Indenture, dated as of March 29, 2011, among the Co-Obligors, the guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press release announcing the pricing of the Notes offering, dated March 29, 2011.

99.2	Press release announcing modifications to the terms of the tender offer and consent solicitation, dated March 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 30, 2011	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Secured Note Supplemental Indenture, dated as of March 29, 2011, among the Co-Obligors, the guarantors named therein and U.S. Bank National Association, as Trustee.

99.1	Press release announcing the pricing of the Notes offering, dated March 29, 2011.

99.2	Press release announcing modifications to the terms of the tender offer and consent solicitation, dated March 29, 2011.